EXHIBIT 10.7

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

as Guarantor

and

IAMGOLD CORPORATION

as Secured Creditor

SECURITY AGREEMENT

April 25, 2006

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SECURITY AGREEMENT

     Security agreement dated as of April 25, 2006 made by BATTLE MOUNTAIN GOLD EXPLORATION CORP., to and in favour of IAMGOLD CORPORATION.

RECITALS:

(a)	The Debtor, the Guarantor, the Secured Creditor and Repadre International Corporation (“Repadre”) entered into a purchase agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which the Guarantor has agreed to purchase the shares of BMGX (Barbados) Corporation from Repadre and the Debtor has agreed to purchase all of the shares of 1210078 Alberta Ltd. (“AlbertaCo”) from the Secured Creditor.

(b)	As partial payment of the purchase price owing for the shares of AlbertaCo, the Secured Creditor has agreed to accept the Debenture, provided that the obligations of the Debtor pursuant thereto are guaranteed by the Guarantor pursuant to the Guarantee and the Guarantor’s obligations pursuant to the Guarantee are secured by this Agreement.

(c)	The Debtor is a Subsidiary of the Guarantor and the Guarantor considers it in its best interests to provide the Guarantee and this Agreement as security therefor.

     In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Guarantor agrees as follows.

ARTICLE 1
INTERPRETATION

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Agreement” means this security agreement.

“Collateral” has the meaning specified in Section 2.1.

“Debenture” means the 6% exchangeable secured subordinated debenture dated as of the date hereof issued by the Debtor in favour of the Secured Creditor, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and includes any agreement

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extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Secured Creditor.

“Documents” means the Debenture, the Guarantee, this Agreement and each other document and other instrument executed by the Debtor or the Guarantor in favour of the Secured Creditor (as such term is defined in the Debenture), as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time.

“Event of Default” has the meaning given to such term in the Debenture.

“Expenses” has the meaning specified in Section 2.2(b) .

“Governmental Entity” means any international tribunal, agency, body commission or other authority, any government, executive, parliament, legislature or local authority, or any governmental entity, ministry, department or agency or regulatory authority, court, tribunal, commission or board of or within Canada, the United States of America or any other foreign jurisdiction, or any political subdivision of any thereof or any authority having jurisdiction therein or any quasi governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Guarantee” means the Guarantee and Support Agreement dated the date hereof made between the Guarantor and the Secured Creditor, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time.

“Guarantor” means Battle Mountain Gold Exploration Corp., a corporation incorporated and existing under the laws of Nevada, and its successors and permitted assigns.

“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and

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logos, and the goodwill associated with any of the foregoing; (vii) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; and (viii) any other intellectual property and industrial property.

“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.

“Lien” means (i) any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, encumbrance, lien (statutory or otherwise), hire purchase agreement, conditional sale agreement, deposit arrangement, title retention agreement or arrangement, or any other assignment, arrangement or condition that in substance secures payment or performance of an obligation, (ii) any trust arrangement, (iii) any arrangement which creates a right of set-off out of the ordinary course of business, or (iv) any agreement to grant any such rights or interests.

“Person” means an individual, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity.

“Restricted Asset” has the meaning specified in Section 2.4(1) .

“Secured Creditor” means IAMGold Corporation and its successors and assigns.

“Secured Obligations” has the meaning specified in Section 2.2(a) .

“Security Documents” at any time means the agreements, documents and instruments delivered to the Secured Creditor as security for the debts, liabilities and obligations owing by the Guarantor to the Secured Creditor, including this Agreement, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time.

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“Securities” means a document that is (i) issued in bearer, order or registered form, (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, (iii) one of a class or series or by its terms is divisible into a class or series of documents, and (iv) evidence of a share, participation or other interest in property or in any enterprise or is evidence of an obligation of the issuer and includes an uncertificated security; and a share, participation or other interest in a Person, other than shares in any unlimited company at any time owned or otherwise held by the Guarantor.

“Security Interest” has the meaning specified in Section 2.2.

Section 1.2 Interpretation.

(1)	Terms defined in the Personal Property Security Act (British Columbia) and used but not otherwise defined in this Agreement have the same meanings.

Capitalized terms used in this Agreement but not defined have the meanings given to them in the Debenture.

(2)	Any reference in any Document to Liens permitted by the Debenture and any right of the Guarantor to create or suffer to exist Liens permitted by the Debenture are not intended to and do not and will not subordinate the Security Interest to any such Lien or give priority to any Person over the Secured Creditor.

(3)	In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

(4)	Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(5)	The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

Any reference to this Agreement, any Document or any Security Document refers to this Agreement or such Document or Security Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

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ARTICLE 2
SECURITY

Section 2.1 Grant of Security.

     Subject to Section 2.4, the Guarantor grants to the Secured Creditor, a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Secured Creditor, all of the property and undertaking of the Guarantor now owned or hereafter acquired and all of the property and undertaking in which the Guarantor now has or hereafter acquires any interest (collectively, the “Collateral”) including all of the Guarantor’s:

(a)	present and after-acquired personal property;

(b)	inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Guarantor;

(c)	equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all related records, files, charts, plans, drawings, specifications, manuals and documents;

(d)	accounts due or accruing and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to them;

(e)	money, documents of title and chattel paper;

(f)	Instruments and Securities;

(g)	intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;

(h)	Intellectual Property;

(i)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(a) through Section 2.1(h) inclusive; and

(j)	all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.1(a) through Section 2.1(i) inclusive, including the proceeds of such proceeds.

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Section 2.2 Secured Obligations.

     The security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement (collectively, the “Security Interest”) secures the payment and performance of:

(a)	all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Guarantor to the Secured Creditor in any currency, pursuant to the Guarantee, and whether incurred by the Guarantor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style (collectively, and together with the Expenses, the “Secured Obligations”); and

(b)	all expenses, costs and charges incurred by or on behalf of the Secured Creditor in connection with this Agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Creditor's interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Document (collectively, the “Expenses”).

Section 2.3 Attachment.

(1)	The Guarantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

(2)	If any Securities or Instruments are now or at any time become evidenced, in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the issuer thereof in the name of a clearing agency or a custodian or of a nominee of either, the Guarantor will, at the request and option of the Secured Creditor, (i) cause an appropriate entry to be made in the records of the clearing agency or custodian to record the interest of the Secured Creditor in such Securities or Instruments created pursuant to this Agreement or (ii) cause the Secured Creditor to have control over such Securities or Instruments.

(3)	At the request of the Secured Creditor the Guarantor will (i) cause the transfer of any Securities or Instruments to the Secured Creditor to be registered

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wherever such registration may be required or advisable in the reasonable opinion of the Secured Creditor, (ii) duly endorse any such Securities or Instruments for transfer in blank or register them in the name of the Secured Creditor or its nominee or otherwise as the Secured Creditor may reasonably direct, (iii) immediately deliver to the Secured Creditor any and all consents or other documents which may be necessary to effect the transfer of any such Securities or Instruments to the Secured Creditor or any third party and (iv) deliver to or otherwise cause the Secured Creditor to have control over such Securities or Instruments.

Section 2.4 Scope of Security Interest.

(1)	To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest in any agreement, licence, permit or quota of the Guarantor would result in the termination of such agreement, licence, permit or quota (each, a “Restricted Asset”), the Security Interest with respect to each Restricted Asset will constitute a trust created in favour of the Secured Creditor pursuant to which the Guarantor holds as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Secured Creditor on the following basis:

(a) until the Security Interest is enforceable, the Guarantor is entitled to receive all such proceeds; and

(b) whenever the Security Interest is enforceable, (i) all rights of the Guarantor to receive such proceeds cease and all such proceeds will be immediately paid over to the Secured Creditor and (ii) the Guarantor will take all actions requested by the Secured Creditor to collect and enforce payment and other rights arising under the Restricted Asset.

The Guarantor will use all commercially reasonable efforts to obtain the consent of each other party to any and all Restricted Assets to the assignment of such Restricted Asset to the Secured Creditor in accordance with this Agreement. The Guarantor will also use all commercially reasonable efforts to ensure that all agreements entered into on and after the date of this Agreement expressly permit assignments of the benefits of such agreements as collateral security to the Secured Creditor in accordance with the terms of this Agreement.

(2)	The Security Interest with respect to trade-marks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Secured Creditor, but does not constitute an assignment of such Collateral to the Secured Creditor.

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(3)	Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way the Guarantor's rights to commercially exploit the Intellectual Property, defend it, enforce the Guarantor's rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(4)	The Security Interest does not extend to consumer goods or shares in any unlimited company at any time owned or otherwise held by the Guarantor.

(5)	The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by the Guarantor, but the Guarantor will stand possessed of any such last day upon trust to assign and dispose of it as the Secured Creditor may reasonably direct.

Section 2.5 Grant of Licence to Use Intellectual Property.

     At such time as the Secured Creditor is lawfully entitled to exercise its rights and remedies under Article 3, the Guarantor grants to the Secured Creditor an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to the Guarantor) to use, assign or sublicense any Intellectual Property in which the Guarantor has rights wherever the same may be located, including in such licence access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all software and computer programs used for compilation or print-out. The license granted under this Section is to enable the Secured Creditor to exercise its rights and remedies under Article 3 and for no other purpose.

Section 2.6 Care and Custody of Collateral.

(1)	The Secured Creditor has no obligation to keep Collateral in its possession identifiable.

(2)	The Secured Creditor may, upon the occurrence and during the continuance of an Event of Default, (i) notify any Person obligated on an Instrument, Security or account to make payments to the Secured Creditor, whether or not the Guarantor was previously making collections on such accounts, chattel paper, instruments, and (ii) assume control of any proceeds arising from the Collateral.

(3)	The Secured Creditor has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with, any Securities or Instruments. The Secured Creditor has no obligation to protect or preserve any Securities or Instruments from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. In the physical keeping of any Securities, the Secured Creditor is only

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obliged to exercise the same degree of care as it would exercise with respect to its own Securities kept at the same place.

Section 2.7 Rights of the Guarantor.

(1)	Until the Security Interest is enforceable, the Guarantor is entitled to vote the Securities that are part of the Collateral and to receive all dividends and distributions on such Securities. In order to allow the Guarantor to vote any Securities registered in the Secured Creditor’s name or the name of its nominee, at the request and the expense of the Guarantor, the Secured Creditor will, prior to the Security Interest being enforceable, and may, after the Security Interest is enforceable, execute valid proxies appointing proxyholders to attend and act at meetings of shareholders, and execute resolutions in writing, all pursuant to the relevant provisions of the issuer's governing legislation. Whenever the Security Interest is enforceable, all rights of the Guarantor to vote (under any proxy given by the Secured Creditor (or its nominee) or otherwise) or to receive distributions or dividends cease and all such rights become vested solely and absolutely in the Secured Creditor.

(2)	Any distributions or dividends received by the Guarantor contrary to Section 2.7(1) or any other moneys or property received by the Guarantor after the Security Interest is enforceable will be received as trustee for the Secured Creditor and shall be immediately paid over to the Secured Creditor.

Section 2.8 Expenses.

     The Guarantor is liable for and will pay on demand by the Secured Creditor any and all Expenses.

ARTICLE 3
ENFORCEMENT

Section 3.1 Enforcement.

     The Security Interest becomes and is enforceable against the Guarantor upon the occurrence and during the continuance of an Event of Default.

Section 3.2 Remedies.

     Whenever the Security Interest is enforceable, the Secured Creditor may realize upon the Collateral and enforce the rights of the Secured Creditor by:

(a)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

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(c)	sale, grant of options to purchase, or lease of all or any part of the Collateral;

(d)	holding, storing and keeping idle or operating all or any part of the Collateral;

(e)	exercising and enforcing all rights and remedies of a holder of the Securities and Instruments as if the Secured Creditor were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Secured Creditor or its nominee if not already done);

(f)	collection of any proceeds arising in respect of the Collateral;

(g)	collection, realization or sale of, or other dealing with, the accounts;

(h)	license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Secured Creditor in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

(i)	instruction to any bank which has entered into a control agreement with the Secured Creditor to transfer all moneys, Securities and Instruments held by such depositary bank to an account maintained with or by the Secured Creditor;

(j)	application of any moneys constituting Collateral or proceeds thereof in accordance with Section 4.11;

(k)	appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(l)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(m)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(n)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Guarantor; and

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(o)	any other remedy or proceeding authorized or permitted under the Personal Property Security Act (British Columbia) or otherwise by law or equity.

Section 3.3 Additional Rights.

In addition to the remedies set forth in Section 3.2 and elsewhere in this

Agreement, whenever the Security Interest is enforceable, the Secured Creditor may:

(a)	require the Guarantor, at the Guarantor's expense, to assemble the Collateral at a place or places designated by notice in writing and the Guarantor agrees to so assemble the Collateral immediately upon receipt of such notice;

(b)	require the Guarantor, by notice in writing, to disclose to the Secured Creditor the location or locations of the Collateral and the Guarantor agrees to promptly make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Guarantor or otherwise;

(d)	redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on Guarantor);

(e)	pay any liability secured by any Lien against any Collateral (the Guarantor will immediately on demand reimburse the Secured Creditor for all such payments);

(f)	carry on all or any part of the business of the Guarantor and, to the exclusion of all others including the Guarantor, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Guarantor for such time as the Secured Creditor sees fit, free of charge, and the Secured Creditor is not liable to the Guarantor for any act, omission or negligence (other than their own gross negligence or wilful misconduct) in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)	borrow for the purpose of carrying on the business of the Guarantor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

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(h)	commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Guarantor; and

(i)	at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Guarantor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Secured Creditor, the Secured Creditor may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

Section 3.4 Exercise of Remedies.

     The remedies under Section 3.2 and Section 3.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Secured Creditor however arising or created. The Secured Creditor is not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Secured Creditor in respect of the Secured Obligations including the right to claim for any deficiency.

Section 3.5 Receiver's Powers.

(1)	Any receiver appointed by the Secured Creditor is vested with the rights and remedies which could have been exercised by the Secured Creditor in respect of the Guarantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Secured Creditor.

(2)	Any receiver appointed by the Secured Creditor will act as agent for the Secured Creditor for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Guarantor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Guarantor or as agent for the Secured Creditor as the Secured Creditor may determine in its discretion. The Guarantor agrees to ratify and confirm all actions of the receiver acting as agent for the Guarantor, and to release and indemnify the receiver in respect of all such actions.

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(3)	The Secured Creditor, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Guarantor or otherwise and is not responsible for any misconduct or negligence of such receiver.

Section 3.6 Appointment of Attorney.

     The Guarantor hereby irrevocably constitutes and appoints the Secured Creditor (and any officer of the Secured Creditor) the true and lawful attorney of the Guarantor. As the attorney of the Guarantor, the Secured Creditor has the power to exercise for and in the name of the Guarantor with full power of substitution, upon the occurrence and during the continuance of an Event of Default, any of the Guarantor's right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to the Secured Creditor, its nominees or transferees, and the Secured Creditor and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Guarantor might do. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of the Guarantor. This power of attorney extends to and is binding upon the Guarantor’s successors and permitted assigns. The Guarantor authorizes the Secured Creditor to delegate in writing to another Person any power and authority of the Secured Creditor under this power of attorney as may be necessary or desirable in the opinion of the Secured Creditor, and to revoke or suspend such delegation.

Section 3.7 Dealing with the Collateral.

(1)	The Secured Creditor is not obliged to exhaust its recourse against the Guarantor or any other Person or against any other security it may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Secured Creditor may consider desirable.

(2)	The Secured Creditor may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Guarantor and with other Persons, sureties or securities as it may see fit without prejudice to the Secured Obligations, the liability of the Guarantor or the rights of the Secured Creditor in respect of the Collateral.

(3)	Except as otherwise provided by law or this Agreement, the Secured Creditor is not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in

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respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.8 Standards of Sale.

     Without prejudice to the ability of the Secured Creditor to dispose of the Collateral in any manner which is commercially reasonable, the Guarantor acknowledges that:

(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Secured Creditor or a customer of any such Person;

(d)	any sale conducted by the Secured Creditor will be at such time and place, on such notice and in accordance with such procedures as the Secured Creditor, in its sole discretion, may deem advantageous;

(e)	the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Secured Creditor, in its sole discretion, may deem advantageous; and

(g)	the Secured Creditor may establish an upset or reserve bid or price in respect of the Collateral.

Section 3.9 Dealings by Third Parties.

(1)	No Person dealing with the Secured Creditor or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to

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exercise have become exercisable, (iii) whether any money remains due to the Secured Creditor by the Guarantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Secured Creditor with the Collateral, or (vi) how any money paid to Secured Creditor has been applied.

(2)	Any bona fide purchaser of all or any part of the Collateral from the Secured Creditor or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Guarantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Guarantor has or may have under any rule of law or statute now existing or hereafter adopted.

ARTICLE 4
GENERAL

Section 4.1 Notices.

     Any notices, directions or other communications provided for in this Agreement must be in writing and given in accordance with the Debenture.

Section 4.2 Discharge.

     The Security Interest will be discharged upon, but only upon, (i) full and indefeasible payment and performance of the Secured Obligations, and (ii) the Secured Creditor having no obligations under any Document. Upon discharge of the Security Interest and at the request and expense of the Guarantor, the Secured Creditor will execute and deliver to the Guarantor such releases, discharges, financing statements and other documents or instruments as the Guarantor may reasonably require and the Secured Creditor will redeliver to the Guarantor, or as the Guarantor may otherwise direct the Secured Creditor, any Collateral in its possession.

Section 4.3 No Merger, Survival of Representations and Warranties.

     This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Secured Creditor will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Secured Creditor in respect of the Secured Obligations. The representations, warranties and covenants of the Guarantor in this Agreement survive the execution and delivery of this Agreement and any advances under the Credit Agreement. Notwithstanding any investigation made by or on behalf of the Secured Creditor the covenants, representations and warranties continue in full force and effect.

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Section 4.4 Further Assurances.

     The Guarantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that the Secured Creditor may require and take all further steps relating to the Collateral or any other property or assets of the Guarantor that the Secured Creditor may require, including as a result of the coming into force of proposed legislation currently known as the Securities Transfer Act (Ontario) for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Secured Creditor. After the Security Interest becomes enforceable, the Guarantor will do all acts and things and execute and deliver all documents and instruments that the Secured Creditor may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 4.5 Supplemental Security.

     This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Secured Creditor.

Section 4.6 Successors and Assigns.

     This Agreement is binding on the Guarantor, its successors and assigns, and enures to the benefit of the Secured Creditor and its successors and assigns. This Agreement may be assigned by the Secured Creditor without the consent of, or notice to, the Guarantor, to such Person as the Secured Creditor may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Secured Creditor as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Guarantor will not assert against the assignee any claim or defence which the Guarantor now has or may have against the Secured Creditor. The Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Creditor which may be unreasonably withheld.

Section 4.7 Amalgamation.

     The Guarantor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) subject to Section 2.4, extends to: (A) all of the property and undertaking that any of the amalgamating corporations then owns, (B) all of the property and undertaking that the amalgamated corporation thereafter acquires, (C) all of the property and undertaking in which any of the amalgamating corporations then has any interest and (D) all of the property and undertaking in which the amalgamated corporation thereafter acquires any interest; and (ii) secures the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Secured

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Creditor in any currency, however or wherever incurred, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the amalgamation. The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired. Upon any such amalgamation, the defined term “Guarantor” means, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.

Section 4.8 Severability.

     If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 4.9 Amendment.

     This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by the Secured Creditor and the Guarantor.

Section 4.10 Waivers, etc.

(1)	No consent or waiver by the Secured Creditor in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Secured Creditor. Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)	A failure or delay on the part of the Secured Creditor in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Secured Creditor however arising. A single or partial exercise of a right on the part of the Secured Creditor does not preclude any other or further exercise of that right or the exercise of any other right by the Secured Creditor.

Section 4.11 Application of Proceeds of Security.

All monies collected by the Secured Creditor upon the enforcement of its rights and remedies under the Security Documents and the Liens created by them including any sale or other disposition of the Collateral, together with all other monies received by the Secured Creditor under the Security Documents, will be applied as provided in the Credit Agreement. To the extent any other Document requires proceeds of collateral under such Document to be applied in accordance with the

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provisions of this Agreement, the Secured Creditor shall apply such proceeds in accordance with this Section.

Section 4.12 Governing Law.

(1)	This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)	The Guarantor irrevocably attorns and submits to the exclusive jurisdiction of any court of competent jurisdiction of the Province of British Columbia sitting in Vancouver, British Columbia in any action or proceeding arising out of or relating to this Agreement and the other Documents to which it is a party.

The Guarantor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Secured Creditor to bring proceedings against the Guarantor in the courts of any other jurisdiction.

(3)	The Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Guarantor at Suite 2800, Park Place, 666 Burrard Street, Vancouver, BC, Canada, V6C 2Z7. Nothing in this Section affects the right of the Secured Creditor to serve process in any manner permitted by law.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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IN WITNESS WHEREOF the Guarantor has executed this Agreement.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By:

Authorized Signing Officer

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